News Release                                                       July 17, 2006


Evolution Petroleum Corporation Announces Listing on the American Stock Exchange

(Houston, Texas) EVOLUTION PETROLEUM CORPORATION, formerly Natural Gas Systems, Inc. (OTC:NGSY), is pleased to announce today that its common stock will begin trading this morning on the American Stock Exchange ("AMEX") under the EPM ticker symbol. The Company selected J. Streicher & Co. Ltd as its trading specialist.

Robert Herlin, President and Chief Executive Officer of Evolution Petroleum, said, "We are very pleased with the listing of our shares on the American Stock Exchange, and consider this move to be one more major milestone accomplished in our growth. We believe that being on the AMEX will help us to attract a broader shareholder base and provide our shareholders with a more liquid and efficient market in which to trade."

Evolution Petroleum Corporation (www.evolutionpetroleum.com) (AMEX:EPM) acquires and develops mature oil and gas resources and applies conventional, specialized or proprietary technology to accelerate production and develop incremental reserves and shareholder value. The Company currently owns interests in a planned enhanced oil recovery project in the 13,636 acre Delhi Field in northeastern Louisiana and a 100% working interest in smaller fields in north central Louisiana.

Safe Harbor Statement

All statements contained in this press release regarding potential results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events, or otherwise. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding our ability to maintain the listing of our shares on the AMEX, our ability to attract a broader shareholder base and the enhanced liquidity in our shares as a result of such listing, our ability to successfully identify and acquire new properties, and our ability to complete transactions, successfully apply technology applications in the re-development of oil and gas fields, realize future production volumes, realize success in our drilling and development activity, prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.
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For additional information contact:

Investor Contact:            John Liviakis, Liviakis Financial Communications,
                             Inc.
                             (415) 389-4670

Evolution Petroleum Contact: Sterling McDonald, Chief Financial Officer
                             (713) 935-0122